UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

January 4, 2021

CX NETWORK GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-169805	32-0538640
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 1205, 1A Building, Shenzhen Software Industry Base, Xuefu Rd, Nanshan District, Shenzhen,

Guangdong Province, China, 518005

(Address of principal executive offices)

+86-1755-26412816

(Registrant’s telephone number, including area code)

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

On January 6, 2021, CX Network Group, Inc. (the “Company”) provided MaloneBailey, LLP (“MB”) with its disclosures in the Current Report on Form 8-K disclosing the termination of the engagement of MB and requested in writing that MB furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with such disclosures. MB’s response is filed as an exhibit to this Current Report on Form 8-K.

The auditor reports by MB contained in the financial statements of the Company for the years ended September 30, 2019 and 2018, filed as part of the annual reports on Form 10-K for the years ended September 30, 2019 and 2018, did not contain an adverse opinion or disclaimer of opinion or were qualified or modified as to uncertainty, audit scope or accounting principles, other than to state that there is substantial doubt as to the Company’s ability to continue as a going concern. There had been no disagreements with MB on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the years ended September 30, 2019 and 2018, nor in the subsequent period through January 6, 2021.

On January 4, 2021, the Board of Directors of the Company engaged JLKZ CPA LLP (“JLKZ”) as its independent accountant to provide auditing services for going forward for the Company. The Company has terminated the engagement of MB. The decision to hire JLKZ was approved by the Company’s Board of Directors.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description

16.1	Letter dated January 7, 2021 from MaloneBailey, LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 8, 2021

CX Network Group Inc.

/s/ Huibin Su
By:	Hubin Su
Title:	Chief Executive Officer

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